EXHIBIT 99.1

Fluidigm Announces Second Quarter 2021 Financial Results with Total Revenue of $31.0 Million

Base business rebounds. Promising early reception to 4th generation mass cytometry instrument. Services business achieves quarterly revenue record of $6.6 million.

SOUTH SAN FRANCISCO, Calif., Aug. 05, 2021 (GLOBE NEWSWIRE) -- Fluidigm Corporation (Nasdaq:FLDM), an innovative biotechnology tools provider with a vision to improve life through comprehensive health insight, today announced financial results for the second quarter ended June 30, 2021.

“Second quarter results were driven by a rebound in our base business and early customer orders following the launch of our new fourth generation CyTOF® XT mass cytometry product,” said Chris Linthwaite, President and CEO. “Our services business continues to execute well despite a challenging operating environment.

“The steady improvement in our base business performance reflects the favorable impact of our focus on innovation and partnership. We have an exciting pipeline of new customer opportunities and new products. The emergence of the Delta variant remains a wildcard in terms of testing revenue in the months ahead, but our thesis that we are well-equipped to address the biggest trends in health care remains intact, as evidenced by further penetration of translational and clinical research programs and influential consortia,” continued Linthwaite.

Recent Highlights

  The company joined the FLAMIN-GO Project consortium of academic and industry leaders in rheumatology, autoimmune disease research, and drug discovery and development to create an organ-on-a-chip solution, leveraging the Fluidigm® Hyperion™ Imaging System as a primary tool toward personalized care and improved outcomes for rheumatoid arthritis patients.
  At quarter end, 162 clinical trials were underway using Fluidigm proprietary CyTOF technology.
  Total publications and reviews involving CyTOF technology exceeded 1,590, including 115 publications and reviews for Imaging Mass Cytometry™ (IMC™), as of the end of Q2 2021.

Mass Cytometry

  Fluidigm’s first Mass Cytometry Investor Day showcased competitive advantages of CyTOF technology and provided updates on the company’s innovation pipeline and key customer relationships.
  CyTOF XT™, the fourth generation CyTOF system, launched at the end of May and was met with positive customer response. CyTOF XT provides simplified operation, increased throughput, automated setup and data acquisition, improved time to results, and reduced total cost of ownership
  Three CyTOF XT instruments were ordered by quarter end and, to date, seven have been ordered by customers in clinical and translational research, including an order from one of the largest pharmaceutical companies in the world.
  The company entered into a co-marketing agreement with Ultivue under which customers of both companies will have access to Imaging Mass Cytometry technology as well as the Ultivue InSituPlex® platform, providing optimum imaging solutions for biomarker discovery and drug development.
  Fluidigm forged a product development and service offering collaboration with imaging CRO ImaBiotech, providing biopharma customers greater access to IMC technology.

Microfluidics

  Our proteomics OEM partner launched a new microfluidic instrument platform designed and manufactured by Fluidigm.
  We achieved a milestone in our collaboration with the Defense Advanced Research Projects Agency and its Epigenetic Characterization and Observation program that supports development of innovative programs based on our microfluidics technology.
  The company delivered on a milestone under our contract with the National Institutes of Health, National Institute of Biomedical Imaging and Bioengineering, under the agency’s Rapid Acceleration of Diagnostics initiative.
  Fluidigm remains on track for an early access program for development partners for a sample-to-answer chip that integrates many of the current workflow steps into a novel proprietary microfluidic chip. We expect to launch the program later this summer, and, later this year, introduce the next-generation Biomark™ instrument.

Second Quarter 2021 Financial Results

Total revenue was $31.0 million for the quarter ended June 30, 2021, representing a 19 percent increase from $26.1 million in the second quarter of 2020. Base product and service revenue (excluding COVID-19 testing revenue) was $26.9 million, representing a 33% year-over-year increase. Service revenue of $6.6 million achieved a new quarterly record and increased 29 percent over $5.1 million for the second quarter of 2020. Total revenue also included $1.8 million and $3.5 million of other revenue in the quarters ended June 30, 2021 and 2020, respectively.

GAAP net loss for the quarter was $17.1 million, compared with a GAAP net loss of $13.0 million for the second quarter of 2020.

Non-GAAP net loss was $9.3 million for the quarter, compared with a $5.2 million non-GAAP net loss for the second quarter of 2020.

Cash and cash equivalents and restricted cash as of June 30, 2021, totaled $31.9 million, compared to $50.8 million as of March 31, 2021.

A reconciliation of GAAP to non-GAAP financial measures can be found in the tables of this news release.

Supplemental Financial Information updated through June 30, 2021, has been posted on our website concurrent with this release.

Fiscal 2021 Guidance

The company is continuing to review risk factors affecting its business. This includes the recent increase in variant and primary COVID-19 infections and the impact on access to labs and research institutions, as well as ongoing declines in COVID-19 testing revenue, and a potential resolution of certain tax permit issues in China that have previously impacted revenue. However, with some adjustments, Fluidigm is currently maintaining its previously stated full-year total revenue guidance with expectations of:

($ in millions)	2020	2021
	Actuals	Previous Guidance	Current Guidance
Product & Service Revenue
Base business	$100.1	$116 – $117	$120 – $122
COVID-19 Testing Revenue	$22.4	$14 – $18	$10 – $13
Total Product & Service Revenue	$122.5	$130 – $135	$130 – $135
Other Revenue	$15.6	$4 – $5	$4 – $5
Total Revenue	$138.1	$134 – $140	$134 – $140

Year-over-year growth
Base business	-14%	16% – 17%	20% – 22%
COVID-19 Testing Revenue	NM	-38% – -20%	-60% – -42%
Total Product & Service Revenue	5%	6% – 10%	6% – 10%
Total Revenue	18%	-3% – 1%	-3% – 1%
  GAAP net loss of $62 million to $65 million.
  Non-GAAP net loss of $29 million to $32 million.

Q3 2021 Guidance

  Base product and service revenue (excluding COVID-19 testing revenue) of approximately $29 million to $30 million, or approximately 16 to 20 percent year-over-year growth.
  Total product and service revenue of approximately $29 million to $31 million, or a year-over-year decline of approximately 12 percent to 18 percent. Product and service revenue in Q3 2020 included approximately $10.5 million of COVID-19 testing revenue.
  Total revenue of approximately $29 million to $31 million.

Conference Call Information
Fluidigm will host a conference call today, August 5, 2021, at 2:00 p.m. PT, 5:00 p.m. ET, to discuss second quarter 2021 financial results and operational progress. Individuals interested in listening to the conference call may do so by dialing the following:

US domestic callers: (877) 556-5248
Outside US callers: (720) 545-0029
Please reference Conference ID: 4579345

A live webcast of the conference call will be available online from the Investor Relations page of the company’s website at Events & Presentations. The link will not be active until 1:45 p.m. PT, 4:45 p.m. ET, on August 5, 2021. The webcast will be archived on the Fluidigm Investor Relations page at investors.fluidigm.com.

Statement Regarding Use of Non-GAAP Financial Information
Fluidigm has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three-month periods ended June 30, 2021, and June 30, 2020, as well as guidance for non-GAAP net loss for fiscal 2021. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Our estimates of forward-looking non-GAAP operating loss exclude estimates for stock-based compensation expense and depreciation and amortization; loss on disposal of property and equipment; future changes relating to developed and acquired technologies; other intangible assets; and income taxes, among other items, certain of which are presented in the tables accompanying our earnings release. A reconciliation of adjusted guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future. The time and amount of certain material items needed to estimate non-GAAP financial measures are inherently unpredictable or outside of our control. Material changes to any of these items could have a significant effect on guidance and future GAAP results. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding anticipated demand for new products, new product introductions and launch plans, access to new customers and markets, the impact of COVID-19, market trends and the benefits of Fluidigm technologies to address such trends, anticipated benefits under collaborations and under agreements with third parties, and revenue and net loss guidance for future periods. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to the potential adverse effects of the coronavirus pandemic on our business and operating results; declines in revenue from COVID-19 testing; the possible loss of key employees, customers, or suppliers; uncertainties in contractual relationships; customers and prospective customers continuing to curtail or suspend activities utilizing our products; our ability and/or the ability of the research institutions utilizing our products and technology to obtain and maintain Emergency Use Authorization from the FDA and any other requisite authorizations or approvals to use our products and technology for diagnostic testing purposes; potential changes in priorities or requirements for Emergency Use Authorizations or other regulatory authorizations or approvals; potential limitations of any Emergency Use Authorization or other regulatory authorizations or approvals; potential changes in the priorities of government agencies; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; Fluidigm research and development and distribution plans and capabilities; interruptions or delays in the supply of components or materials for, or manufacturing of, Fluidigm products; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. Information on these and additional risks and uncertainties and other information affecting Fluidigm's business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2020, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (Nasdaq:FLDM) focuses on the most pressing needs in translational and clinical research, including cancer, immunology, and immunotherapy. Using proprietary CyTOF and microfluidics technologies, we develop, manufacture, and market multi-omic solutions to drive meaningful insights in health and disease, identify biomarkers to inform decisions, and accelerate the development of more effective therapies. Our customers are leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide. Together with them, we strive to increase the quality of life for all. For more information, visit fluidigm.com.

Fluidigm, the Fluidigm logo, Advanta, Biomark, CyTOF, CyTOF XT, Hyperion, Imaging Mass Cytometry, and IMC are trademarks and/or registered trademarks of Fluidigm Corporation in the United States and/or other countries. All other trademarks are the sole property of their respective owners. The Advanta™ Dx SARS-CoV-2 RT-PCR Assay is for In Vitro Diagnostic Use. It is for Use under Emergency Use Authorization Only. Rx Only. Other Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information
We use our website (fluidigm.com), investor site (investors.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (facebook.com/Fluidigm), and LinkedIn page (linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.

Contacts:
Investors:
Peter DeNardo
415 389 6400
IR@fluidigm.com

Media:
Mark Spearman
Senior Director, Corporate Communications
650 243 6621
mark.spearman@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Product revenue	$22,627	$17,405	47,355	36,386
Service revenue	6,627	5,140	12,913	10,326
Product and service revenue	29,254	22,545	60,268	46,712
Other revenue (Note 1)	1,764	3,513	3,544	6,963
Total revenue	31,018	26,058	63,812	53,675
Costs and expenses:
Cost of product revenue	12,730	9,483	24,393	19,123
Cost of service revenue	1,867	1,237	3,957	2,762
Cost of product and service revenue	14,597	10,720	28,350	21,885
Research and development	9,441	8,448	20,194	17,147
Selling, general and administrative	24,248	20,616	51,856	43,311
Total costs and expenses	48,286	39,784	100,400	82,343
Loss from operations	(17,268)	(13,726)	(36,588)	(28,668)
Interest expense	(896)	(897)	(1,783)	(1,797)
Other income (expense), net	504	463	219	(355)
Loss before income taxes	(17,660)	(14,160)	(38,152)	(30,820)
Income tax benefit	517	1,145	2,188	1,825
Net loss	$(17,143)	$(13,015)	$(35,964)	$(28,995)
Net loss per share, basic and diluted	$(0.23)	$(0.18)	$(0.48)	$(0.41)
Shares used in computing net loss per share, basic and diluted	75,452	70,916	75,084	70,691

Note: (1) Other revenue includes development revenue, license revenue, royalty revenue and grant revenue.

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2021	December 31, 2020 (1)
ASSETS
Current assets:
Cash and cash equivalents (Note 2)	$30,863	$68,520
Accounts receivable, net	15,666	25,423
Inventories, net	25,074	19,689
Prepaid expenses and other current assets (Note 2)	6,603	4,031
Total current assets	78,206	117,663
Property and equipment, net	27,718	17,531
Operating lease right-of-use assets, net	38,717	38,114
Other non-current assets (Note 2)	4,106	4,680
Developed technology, net	34,082	40,206
Goodwill	106,486	106,563
Total assets	$289,315	$324,757

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,224	$9,220
Accrued compensation and related benefits	8,293	13,787
Operating lease liabilities, current	2,971	2,973
Other accrued liabilities	8,682	11,882
Deferred grant income, current	7,703	2,912
Deferred revenue, current	13,975	13,475
Total current liabilities	52,848	54,249
Convertible notes, net	53,943	54,224
Deferred tax liability, net	6,700	8,697
Operating lease liabilities, non-current	39,061	38,178
Deferred revenue, non-current	6,506	7,990
Deferred grant income, non-current	20,531	21,036
Other non-current liabilities	276	1,333
Total liabilities	179,865	185,707
Total stockholders' equity	109,450	139,050
Total liabilities and stockholders' equity	$289,315	$324,757

Notes:
(1) Derived from audited consolidated financial statements
(2) Cash and cash equivalents, available for sale securities and restricted cash consist of:
Cash and cash equivalents	$30,863	$68,520
Restricted cash (included in prepaid and other current assets, and other non-current assets)	1,016	1,016
Total cash and cash equivalents, available for sale securities and restricted cash	$31,879	$69,536

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
OPERATING ACTIVITIES
Net loss	$(35,964)	$(28,995)
Stock-based compensation expense	7,418	6,000
Amortization of developed technology	5,965	5,936
Loss on disposal of property and equipment	—	148
Depreciation and amortization	1,851	2,016
Other non-cash items	1,787	2,048
Changes in assets and liabilities, net	(8,622)	5,762
Net cash used in operating activities	(27,565)	(7,085)

INVESTING ACTIVITIES
Acquisition, net of cash acquired	—	(5,154)
Proceeds from NIH Contract	2,000	—
Proceeds from sales and maturities of investments	—	34,411
Purchases of property and equipment	(11,095)	(1,671)
Net cash provided by (used in) investing activities	(9,095)	27,586

FINANCING ACTIVITIES
Repayment of long-term debt	(501)	—
Proceeds from (payments for) employee equity programs, net	(658)	383
Payment of debt issuance costs	—	(375)
Net cash provided by (used in) financing activities	(1,159)	8

Effect of foreign exchange rate fluctuations on cash and cash equivalents	162	(205)
Net increase (decrease) in cash, cash equivalents and restricted cash	(37,657)	20,304
Cash, cash equivalents and restricted cash at beginning of period	69,536	23,736
Cash, cash equivalents and restricted cash at end of period	$31,879	$44,040

Cash and cash equivalents, restricted cash and available for sale securities consist of:
Cash and cash equivalents	$30,863	$42,965
Short-term investments	—	2,431
Restricted cash (included in prepaid and other current assets, and other non-current assets)	1,016	1,075
Total cash and cash equivalents, available for sale securities and restricted cash	$31,879	$46,471

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET LOSS

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net loss (GAAP)	$(17,143)	$(13,015)	$(35,964)	$(28,995)
Stock-based compensation expense	3,741	3,634	7,418	6,000
Amortization of developed technology (a)	2,982	2,968	5,965	5,936
Depreciation and amortization	917	924	1,851	2,016
Interest expense (b)	896	897	1,783	1,797
Loss on disposal of property and equipment	1	148	1	148
Loss on extinguishment of debt	—	—	9	—
Benefit from acquisition related income taxes (c)	(742)	(742)	(1,484)	(1,484)
Net loss (Non-GAAP)	$(9,348)	$(5,186)	$(20,421)	$(14,582)
Shares used in net loss per share calculation -
basic and diluted (GAAP and Non-GAAP)	75,452	70,916	75,084	70,691

Net loss per share - basic and diluted (GAAP)	$(0.23)	$(0.18)	$(0.48)	$(0.41)
Net loss per share - basic and diluted (Non-GAAP)	$(0.12)	$(0.07)	$(0.27)	$(0.21)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT AND SERVICE MARGIN

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Product and service gross profit (GAAP)	$14,657	$11,825	$31,918	$24,827
Amortization of developed technology (a)	2,800	2,800	5,600	5,600
Depreciation and amortization (d)	393	403	813	796
Stock-based compensation expense (d)	128	108	226	179
Product and service gross profit (Non-GAAP)	$17,978	$15,136	$38,557	$31,402

Product and service margin percentage (GAAP)	50.1%	52.5%	53.0%	53.1%
Product and service margin percentage (Non-GAAP)	61.5%	67.1%	64.0%	67.2%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating expenses (GAAP)	$33,689	$29,064	$72,050	$60,458
Stock-based compensation expense (e)	(3,613)	(3,526)	(7,192)	(5,821)
Depreciation and amortization (e)	(707)	(689)	(1,404)	(1,556)
Loss on disposal of property and equipment (e)	(1)	(148)	(1)	(148)
Operating expenses (Non-GAAP)	$29,368	$24,701	$63,453	$52,933

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP LOSS FROM OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Loss from operations (GAAP)	$(17,268)	$(13,726)	$(36,588)	$(28,668)
Stock-based compensation expense	3,741	3,634	7,418	6,000
Amortization of developed technology (a)	2,982	2,968	5,965	5,936
Depreciation and amortization (e)	917	924	1,851	2,016
Loss on disposal of property and equipment (e)	1	148	1	148
Loss from operations (Non-GAAP)	$(9,627)	$(6,052)	$(21,353)	$(14,568)

(a) represents amortization of developed technology in connection with the DVS and InstruNor acquisitions
(b) represents interest expense, primarily on convertible debt
(c) represents the tax impact on the purchase of intangible assets in connection with the DVS acquisition
(d) represents expense associated with cost of product revenue
(e) represents expense associated with research and development, selling, general and administrative activities